Exhibit 10.3

EXECUTION VERSION

AMENDED AND RESTATED

PURCHASE AND CONTRIBUTION AGREEMENT

by and between

CORE BUSINESS CREDIT, LLC,

as the Seller

and

CORE BUSINESS FUNDING, LLC,

as the Buyer

Dated as of November 1, 2010

TABLE OF CONTENTS

		Page

ARTICLE I.	GENERAL

Section 1.1.	Defined Terms	1

Section 1.2.	Other Terms	2

Section 1.3.	Computation of Time Periods	2

Section 1.4.	Interpretation	3

ARTICLE II.	SALE, TRANSFER AND ASSIGNMENT

Section 2.1.	Sale, Transfer and Assignment	3

Section 2.2.	Purchase Price	6

Section 2.3.	Payment of Purchase Price	6

ARTICLE III.	CONDITIONS PRECEDENT

Section 3.1.	Consummation of the Transaction Documents	7

Section 3.2.	Conditions Precedent to all Purchases	7

ARTICLE IV.	REPRESENTATIONS AND WARRANTIES

Section 4.1.	The Seller’s Representations and Warranties	7

Section 4.2.	Representations and Warranties of the Seller Relating to the Agreement and the Sale Assets	13

Section 4.3.	Representations and Warranties of the Buyer	13

ARTICLE V.	COVENANTS

Section 5.1.	Affirmative Covenants of the Seller	15

Section 5.2.	Negative Covenants of the Seller	18

ARTICLE VI.	REPURCHASE OBLIGATION

Section 6.1.	Sale Assets Subject to a Warranty Event	19

Section 6.2.	Repurchase Limitations	20

Section 6.3.	Retransfer of Sale Assets	20

ARTICLE VII.	ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE SALE ASSETS

Section 7.1.	Rights of the Buyer	20

Section 7.2.	Notice to Administrative Agent	21

ARTICLE VIII.	[RESERVED.]

ARTICLE IX.	INDEMNIFICATION

Section 9.1.	Indemnification by the Seller	21

i

TABLE OF CONTENTS

(continued)

ii

ANNEXES

ANNEX A	Notice Addresses

SCHEDULES

SCHEDULE I	Sale Assets List
SCHEDULE II	[Reserved]
SCHEDULE III	Approved Lockbox Accounts

EXHIBITS

EXHIBIT A	Form of Sale Assignment
EXHIBIT B	Form of Officer’s Certificate

APPENDICES

APPENDIX A	Condition Precedent Documents

iii

THIS AMENDED AND RESTATED PURCHASE AND CONTRIBUTION AGREEMENT (such agreement as amended, modified, supplemented or restated from time to time, this “Agreement”) is dated as of November 1, 2010, by and between CORE BUSINESS CREDIT, LLC, a Delaware limited liability company, as the seller (together with its successors and assigns in such capacity, the “Seller”), and CORE BUSINESS FUNDING, LLC, a Delaware limited liability company, as the buyer (in such capacity, the “Buyer”).

W I T N E S S E T H:

WHEREAS, the Seller and the Buyer previously entered into that certain Purchase and Contribution Agreement, dated as of April 25, 2008 (the “Original Purchase Agreement”), which was entered in connection with a financing facility among Buyer, as borrower, DZ Bank AG Deutsche Zentral-Genossenschaftsbank Frankfurt am Main, as the administrative agent, and certain lenders and other parties thereto (the “Core/DZ Financing Facility”).

WHEREAS, the Seller and Buyer hereto desire to amend and restate the Original Purchase Agreement to reflect certain amendments to the Core/DZ Financing Facility and make certain related changes as described herein.

WHEREAS, the Buyer desires to purchase from the Seller and the Seller desires to sell to the Buyer certain loans originated or acquired by the Seller in the ordinary course of its business, together with, among other things, certain related security and rights of payment thereunder; and

WHEREAS, the Seller and the Buyer acknowledge that any liens and security interests in the loans and related security sold or otherwise conveyed by the Seller to the Buyer hereunder will be granted and assigned by the Buyer, pursuant to the Credit Agreement (as defined herein) and the related Transaction Documents, to the Trustee, for the benefit of the Secured Parties under the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

GENERAL

Section 1.1. Defined Terms.

Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement (as defined below). As used herein, the following terms have the meanings provided below.

“Agreement”: Defined in the Preamble.

“Buyer”: Defined in the Preamble.

“Credit Agreement”: The Second Amended and Restated Revolving Credit Agreement, dated as of November 1, 2010, by and among the Buyer, as the borrower, the Seller, as the originator, the initial servicer and as a guarantor, NewStar Financial, Inc., as a guarantor, Autobahn Funding Company LLC, as a lender, DZ Bank AG Deutsche Zentral-Genossenschaftsbank Frankfurt am Main, as the administrative agent and as the liquidity agent, and U.S. Bank National Association, as the trustee, the backup servicer and as the collection account bank.

“Core/DZ Financing Facility”: Defined in the recitals hereto.

“Excepted Persons”: Defined in Section 10.14(a).

“Inconsistent Determination”: Defined in Section 2.1(i).

“Loans”: The loans listed on Schedule I hereto that are sold, transferred, assigned or otherwise conveyed by the Seller to the Buyer on the initial Purchase Date, and any loans listed on the appropriate schedule to an applicable Sale Assignment (which shall be incorporated herein by reference) that are sold, transferred, assigned or otherwise conveyed by the Seller to the Buyer on any subsequent Purchase Date.

“Original Purchase Agreement”: Defined in the recitals hereto.

“Protective Filing”: Defined in Section 2.1(i).

“Purchase”: A purchase by the Buyer of Sale Assets pursuant to Section 2.1.

“Purchase Date”: Each Business Day on which any Sale Assets are acquired by the Buyer pursuant to the terms of the Original Purchase Agreement or this Agreement, as set forth in the related Sale Assignment.

“Purchase Price”: Defined in Section 2.2.

“Sale Assets”: Defined in Section 2.1(a).

“Sale Assignment”: Defined in Section 2.1(b).

“Seller”: Defined in the Preamble.

Section 1.2. Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.3. Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.4. Interpretation.

In each Transaction Document, unless a contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(iii) reference to any gender includes each other gender;

(iv) reference to day or days without further qualification means calendar days;

(v) reference to any time means New York City time;

(vi) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

(vii) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

ARTICLE II.

SALE, TRANSFER AND ASSIGNMENT

Section 2.1. Sale, Transfer and Assignment.

(a) On the terms and subject to the conditions set forth in this Agreement (including the conditions to Purchase set forth in Article III), on each Purchase Date, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Buyer, and the Buyer hereby purchases and takes from the Seller, all right, title and interest of the Seller in the property identified in clauses (i) through (iii) below, whether constituting accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions or other property of the Seller, including the following (in each case excluding any Excluded Amounts and Retained Interest) (collectively, the “Sale Assets”):

(i) the Loans identified by the Seller as of any Purchase Date which are listed on Schedule I hereto or to the applicable Sale Assignment, together with all monies due or to become due in payment under such Loans on and after the applicable Purchase Date, including, but not limited to, all Collections;

(ii) all Eligible Assets and other Related Security with respect to the Loans referred to in clause (i) above; and

(iii) all income and Proceeds of the foregoing.

(b) The Seller shall, on or prior to each Purchase Date, execute and deliver to the Buyer a certificate of assignment (the “Sale Assignment”) in the form of Exhibit A hereto.

(c) On or before any Purchase Date with respect to the Sale Assets to be acquired by the Buyer on that date, the Seller shall provide the Buyer with an Officer’s Certificate, in the form of Exhibit B hereto, signed by a Responsible Officer certifying, as of such Purchase Date, to the truth of the representations and warranties set forth in Sections 4.1 and 4.2.

(d) Except as specifically provided in this Agreement and the Credit Agreement, the sale and purchase of Sale Assets under this Agreement shall be without recourse to the Seller; however, it being understood that the Seller shall be liable to the Buyer for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement.

(e) The Buyer, the Administrative Agent, each Lender, each Guarantor, the Backup Servicer, the Trustee and the Collection Account Bank shall not have any obligation or liability to any Obligor (including any obligation to perform any of the obligations of the Seller (including any obligation with respect to any other related agreements)). No such obligation or liability is intended to be assumed by the Buyer, the Administrative Agent, any Lender, any Guarantor, the Backup Servicer, the Trustee or the Collection Account Bank, and any such assumption is expressly disclaimed.

(f) In connection with each Purchase of Sale Assets hereunder, the Seller shall have delivered the Required Loan File to the Trustee, no later than (I) 2:00 p.m. two (2) Business Days prior to the related Purchase Date with respect to additional Loans not previously included in the Sale Assets on a prior Purchase Date (i.e., the Buyer has not previously financed such Loans on a prior Purchase Date) and (II) 6:30 p.m. one (1) Business Day prior to the related Purchase Date with respect to Loans included in the Sale Assets on a prior Purchase Date. The Required Loan Files shall be held by the Trustee in escrow until such Purchase shall occur on the related Purchase Date; provided that with respect to any Loan closed in escrow, the Seller shall deliver to the Administrative Agent a certificate (in the form of Exhibit M to the Credit Agreement or such other form as the Administrative Agent may agree) with respect to such Loan on or prior to the related Purchase Date; and provided further, that each related set of Required Loan Files with respect to a Loan closed in escrow shall be in the possession of the Trustee within three Business Days after the related Purchase Date.

(g) In connection with the transfers contemplated by this Agreement, the Seller hereby grants to each of the Buyer, the Administrative Agent, the Servicer, the Backup Servicer and any other Successor Servicer a non–exclusive license to use on a “view-only” basis, without royalty or payment of any kind except payments required to be made by the Seller, all software used by the Seller to account for the Sale Assets, to the extent necessary to administer the Sale Assets, whether such software is owned by the Seller or is owned by others and used by the Seller under license agreements with respect thereto; provided that should the consent of any licensor of such software be required for the grant of the “view right” or any further license described herein to be effective or for the Seller to assign such “view right” license to the Buyer, the Administrative Agent, the Servicer, the Backup Servicer or any other Successor Servicer, the Seller hereby agrees that upon the request of the Buyer, the Administrative Agent, the Servicer, the Backup Servicer or any other Successor Servicer, the Seller will use its good faith efforts to obtain the consent of such third–party licensor. The Seller (i) shall take such action requested by the Buyer or the Administrative Agent from time to time hereafter that may be necessary or appropriate to ensure that the Buyer and its assigns under the Credit Agreement have an enforceable ownership or security interest in the Sale Assets purchased by the Buyer as contemplated by this Agreement, and (ii) shall use its best efforts to ensure that each of the Buyer, the Administrative Agent and the Servicer (or the Backup Servicer and any Successor Servicer) has an enforceable “view only” right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Sale Assets and/or to recreate the related Servicing Files.

(h) In connection with the purchases by the Buyer of the Sale Assets as contemplated by this Agreement, the Seller further agrees that it will, at its own expense, indicate clearly and unambiguously in its computer files on or prior to each Purchase Date, and in the footnotes to its financial statements, that such Sale Assets have been purchased by the Buyer in accordance with this Agreement.

(i) It is the intention of the parties hereto that the conveyances of all right, title and interest of the Seller in and to any Sale Assets to the Buyer as provided in this Section 2.1 shall constitute absolute transfers conveying good title, free and clear of any Lien (other than Permitted Liens) and that the Sale Assets shall not be part of the bankruptcy estate of the Seller in the event of an Insolvency Event with respect to the Seller. Furthermore, it is not intended that any such conveyance be deemed a pledge of the Loans and the other Sale Assets to the Buyer to secure a debt or other obligation of the Seller. If, however, notwithstanding the intention of the parties, any conveyance provided for in this Section 2.1 is determined by a court of competent jurisdiction or other Governmental Authority to be a transfer for security (an “Inconsistent Determination”), then this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC and the Seller hereby grants to the Buyer a “security interest” within the meaning of Article 9 of the UCC in all of its right, title and interest in, to and under the related Sale Assets, now existing and hereafter created, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of such Sale Assets together with all of the other obligations of the Seller hereunder. The Buyer shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative. In connection herewith, the Buyer shall be permitted to file protective UCC financing statements necessary for the Buyer to have a perfected security interest in the Sale Assets in the event of an Inconsistent Determination (each a “Protective Filing”). Furthermore, automatically upon an Inconsistent Determination and without any further action by the Seller or the Buyer, or any amendment to this Agreement being required, each representation or warranty by the Seller attesting as to the valid conveyance of Sale Assets shall be deemed to be a representation and warranty that the Seller has granted the Buyer a valid and continuing security interest in the Sale Assets, free and clear of all Liens (except for Permitted Liens).

Section 2.2. Purchase Price.

The purchase price for each item of Sale Assets sold to the Buyer by the Seller under this Agreement shall be a dollar amount equal to the Outstanding Loan Balance of the Loans related thereto, to be determined as of the related Purchase Date (the “Purchase Price”), in each case to be paid in accordance with Section 2.3.

Section 2.3. Payment of Purchase Price.

(a) The Purchase Price for any Sale Assets sold by the Seller to the Buyer on any Purchase Date shall be paid in a combination of (i) immediately available funds and (ii) if the Buyer does not have sufficient funds to pay the full amount of such Purchase Price (after taking into account the proceeds the Buyer expects to receive pursuant to the Credit Agreement), by means of a capital contribution by the Seller to the Buyer.

(b) Notwithstanding any provision herein to the contrary, the Seller may on any Purchase Date elect to designate all or a portion of the Sale Assets proposed to be transferred by it to the Buyer on such date as a capital contribution to the Buyer. In such event, the Purchase Price payable with respect to such transfer shall be reduced by that portion of the Purchase Price of the Sale Assets that were so contributed; provided that Sale Assets contributed to the Buyer as a capital contribution shall constitute Sale Assets for all purposes of this Agreement and shall be subject to all representations, warranties, covenants and indemnities hereunder.

(c) The Seller, in connection with each delivery of a Sale Assignment hereunder relating to any Sale Assets, shall be deemed to have certified, with respect to such Sale Assets, that its representations and warranties contained in Article IV are true and correct in all respects as of the related Purchase Date (except to the extent such representations and warranties relate to an earlier date, in which case they shall be true and correct in all respects as of such earlier date).

(d) Upon the payment of the Purchase Price for any Purchase, title to the Sale Assets included in such Purchase shall rest in the Buyer, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided that the Buyer shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent, covenant or agreement.

ARTICLE III.

CONDITIONS PRECEDENT

Section 3.1. Consummation of the Transaction Documents.

The closing and initial purchase hereunder are subject to the conditions precedent that (i) each of the conditions precedent to the execution, delivery and effectiveness of each other Transaction Document (other than a condition precedent in any such other Transaction Document relating to the effectiveness of this Agreement) shall have been fulfilled, and (ii) on or prior to the Effective Date, the Seller shall have delivered to the Buyer each of the items specified on Appendix A hereto in form and substance satisfactory to the Buyer.

Section 3.2. Conditions Precedent to all Purchases.

The obligations of the Buyer to Purchase the Sale Assets as contemplated by this Agreement on any Purchase Date shall be subject to the satisfaction of the following conditions precedent, which conditions may be waived by the Buyer with the consent of the Administrative Agent:

(a) all representations and warranties of the Seller contained in Section 4.1 shall be true and correct in all respects on and as of such day (except to the extent such representations and warranties relate to an earlier date, in which case they shall be true and correct in all respects as of such earlier date as though made on and as of such date and shall be deemed to have been made on and as of such day;

(b) the Seller shall have delivered to the Buyer a duly executed and completed Sale Assignment along with a Schedule I thereto that is true, accurate and complete in all respects as of the related Purchase Date (except that, to the extent any representation or warranty referenced therein expressly relates to an earlier date, such representation or warranty was true, accurate and complete in all respects on and as of such earlier date;

(c) no Termination Event or an Unmatured Termination Event would occur as a result of such Purchase; and

(d) no Applicable Law shall prohibit or enjoin, and no order, judgment or decree of any Governmental Authority shall prohibit or enjoin, the making of any such Purchase by the Buyer in accordance with the provisions hereof.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1. The Seller’s Representations and Warranties.

As of the Effective Date and each Purchase Date, the Seller represents and warrants to the Buyer for the benefit of the Buyer and each of its successors and assigns that:

(a) Organization and Good Standing. The Seller has been duly organized, and is validly existing as a limited liability company in good standing under the laws of the state of Delaware with all requisite power, authority and legal right to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority and legal right to conduct its business as such business is presently conducted, to acquire, own, sell and pledge the Sale Assets and to enter into and perform its obligations pursuant to this Agreement.

(b) Due Qualification. The Seller is duly qualified to do business and is in good standing as a limited liability company and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the conduct of its business requires such qualifications, licenses or approvals.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Seller (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (b) carry out the terms of this Agreement and the other Transaction Documents to which it is a party and (ii) has duly authorized by all necessary limited liability company action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the sale of the Sale Assets on the terms and conditions herein provided. This Agreement and each other Transaction Document to which the Seller is a party have been duly executed and delivered by the Seller.

(d) Binding Obligation. This Agreement and each other Transaction Document to which the Seller is a party constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Seller’s organizational documents or any Contractual Obligation of the Seller, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Sale Assets pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate in any material respects any Applicable Law applicable to the Seller.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of the Seller, threatened against the Seller, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Seller is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Seller is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g) Consents. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required to be made or obtained by the Seller for the due execution, delivery and performance by the Seller of this Agreement and any other Transaction Document to which the Seller is a party have been obtained.

(h) Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Seller.

(i) Solvency. The Seller is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under this Agreement and any other Transaction Document to which the Seller is a party do not and will not render the Seller not Solvent.

(j) Selection Procedures. No procedures adverse to the interests of the Buyer were utilized by the Seller in identifying and/or selecting the Loans included in the Sale Assets.

(k) Taxes. The Seller has filed or caused to be filed all material tax returns that are required to be filed by it (or has been granted appropriate extensions). The Seller has paid or made adequate provisions for the payment of all material Taxes and all assessments made against it or any of its properties (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Seller, and no tax lien has been filed against the Seller or any of its properties with respect to any such Tax, assessment or other charge.

(l) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of the proceeds from the sale of the Sale Assets) will cause the Seller to violate or result in a violation by the Seller of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Seller does not own or intend to carry or purchase, and no proceeds from the sale of the Sale Assets will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(m) Security Interest.

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Sale Assets in favor of the Buyer and the Trustee as assignee of the Buyer, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Seller;

(ii) the Loans and Related Security constitute “instruments”, “security entitlements”, “general intangibles”, “tangible chattel paper”, “accounts”, “certificated securities”, “uncertificated securities” or “securities accounts” (each as defined in the applicable UCC);

(iii) the Seller owns and has good and marketable title to the Sale Assets to be conveyed on such Purchase Date, free and clear of any Lien (other than Permitted Liens) of any Person;

(iv) the Seller has received all consents and approvals required by the terms of any Loan, if any, to the sale and granting of a security interest in the Sale Assets hereunder to the Buyer and the Trustee as assignee of the Buyer, on behalf of the Secured Parties;

(v) all appropriate financing statements in connection with the Protective Filings have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the ownership or security interest in the Loans and in the other Sale Assets, to the extent that ownership or a security interest in such other Sale Assets may be perfected by the filing of a financing statement;

(vi) other than the security interest granted to the Buyer and the Administrative Agent as assignee of the Buyer, on behalf of the Secured Parties, which the Administrative Agent has assigned to the Trustee, on behalf of the Secured Parties, the Seller has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Sale Assets. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a collateral description covering the Sale Assets other than any financing statement (A) relating to the ownership of or security interest granted to the Buyer under this Agreement and to the Trustee for the benefit of the Secured Parties under the Credit Agreement, (B) that has been terminated and/or fully and validly assigned to the Trustee, for the benefit of the Secured Parties, or (C) relating to Permitted Liens. The Seller is not aware of the filing of any judgment or tax lien filings against the Seller;

(vii) all original executed copies of each underlying promissory note (or lost note affidavit, as applicable), or copies of each loan register, as applicable, that constitute or evidence each Loan has been or, subject to the delivery requirements contained herein, will be delivered to the Trustee;

(viii) the Trustee has delivered, or subject to the delivery requirements contained in the Credit Agreement, will deliver to the Seller, written acknowledgement that the Trustee or its bailee is holding each instrument that constitutes or evidences each Eligible Loan solely on behalf of or for the benefit of the Secured Parties; and

(ix) none of the Underlying Instruments or any other documents contained in either the Required Loan File and Servicing File that constitute or evidence the Eligible Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee as assignee of the Buyer, on behalf of the Secured Parties.

(n) Reports Accurate. All information, exhibits, schedules, financial statements, documents, books, records or reports furnished by the Seller to the Buyer pursuant to or in connection with this Agreement are true, correct and complete in all material respects.

(o) Location of Offices. The Seller’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Seller has not changed its name (whether by amendment of its certificate of formation, by reorganization or otherwise) or its jurisdiction of organization and has not changed its location for purposes of the applicable UCC within the four (4) months preceding the Effective Date.

(p) Lockbox Accounts. The name and address of each Lockbox Account Bank, together with the account number of each Lockbox Account, are specified in Schedule III. The Lockbox Accounts are the only accounts to which Collections on the Sale Assets are sent. The Seller has not granted any Person an interest in the Lockbox Accounts, except as contemplated by the Transaction Documents.

(q) Trade Names. Subject to the change in name contemplated in Section 5.2(d), the Seller has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business.

(r) Sale Agreement. This Agreement is the only agreement or arrangement pursuant to which the Seller sells the Sale Assets to the Buyer.

(s) Value Given. The Buyer has given reasonably equivalent value to the Seller in consideration for the transfer to the Buyer of the Sale Assets as contemplated by this Agreement. No such transfer shall have been made for or on account of an antecedent debt owed by the Seller to the Buyer, and no such transfer is or may be voidable or subject to avoidance as to the Seller under any section of the Bankruptcy Code. Such transfers are being made in the ordinary course of the Buyer’s business.

(t) Accounting. Except for tax and consolidated accounting purposes, the Seller accounts for the transfers to the Buyer from the Seller of interests in Sale Assets as a sale for legal purposes on its books and records.

(u) Special Purpose Entity. The Buyer is an entity with assets and liabilities separate and distinct from those of the Seller and any Affiliates thereof, and the Seller hereby acknowledges that the Administrative Agent, each Lender and the other Secured Parties are entering into the transactions contemplated by the Transaction Documents in reliance upon the Buyer’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller.

(v) Investment Company Act. The execution, delivery and performance of this Agreement and the Transaction Documents by the Seller do not require the approval of, or filing with, any Governmental Authority under the 1940 Act or the regulations thereunder.

(w) ERISA. Neither the Seller nor any ERISA Affiliate thereof has any Benefit Plans or Multiemployer Plans.

(x) [Reserved.]

(y) Compliance with Law. The Seller has complied in all material respects with all Applicable Laws to which it may be subject, and no Loan in the Sale Assets contravenes in any material respect any Applicable Law (including, without limitation, all Applicable Laws relating to predatory and abusive lending and all laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

(z) [Reserved.]

(aa) Collections. The Seller acknowledges that any Collections received by it or its Affiliates with respect to the Sale Assets are held and shall be held in trust for the benefit of the Buyer and the Trustee, on behalf of the Secured Parties until deposited into the Collection Account within one Business Day after receipt as required herein.

(bb) Set–Off, etc. No Sale Assets have been compromised, adjusted, extended, satisfied, subordinated, rescinded, set–off or modified by the Seller, the Obligor thereof or the Account Debtor thereof, and no Sale Assets are subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set–off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Sale Assets or otherwise, by the Seller, the Obligor or the Account Debtor thereof with respect thereto, except for amendments, extensions or modifications to such Sale Assets otherwise permitted under the Transaction Documents and in accordance with the Credit and Collection Policy and the Servicing Standard.

(cc) Representations and Warranties for Benefit of the Buyer’s Assignees. Seller acknowledges that it makes each of its representations and warranties set forth herein to, and for the benefit of, the Trustee, the Administrative Agent and each Lender in addition to the Buyer.

(dd) Ownership of the Buyer. The Seller owns, directly or indirectly, 100% of the membership interests of the Buyer, free and clear of any Lien. Such membership interests are validly issued, fully paid and non–assessable, and there are no options, warrants or other rights to acquire membership interests of the Buyer.

(ee) USA PATRIOT Act. Neither the Seller nor any Affiliate of the Seller is (i) a country, territory, organization, person or entity named on an Office of Foreign Asset Control (OFAC) list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.

(ff) Material Credit Facilities. Seller represents that it has no material third-party credit facilities and agrees to give notice to the Administrative Agent of the establishment of any such facility prior to the closing thereof.

It is understood and agreed that the representations and warranties provided in this Section 4.1 shall survive (x) the sale and assignment or contribution of the Sale Assets to the Buyer and (y) any subsequent transfer of the Sale Assets by the Buyer (including its grant of a security interest in, to and under the Sale Assets pursuant to the Credit Agreement). Upon discovery by a Responsible Officer of the Seller or the Buyer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Trustee and the Administrative Agent.

Section 4.2. Representations and Warranties of the Seller Relating to the Agreement and the Sale Assets.

The Seller hereby represents and warrants to the Buyer, as of the Effective Date and as of each Purchase Date:

(a) Valid Transfer and Security Interest. This Agreement constitutes a valid transfer to the Buyer of all right, title and interest of the Seller in, to and under all of the Sale Assets, free and clear of any Lien of any Person claiming through or under the Seller or its Affiliates, except for Permitted Liens. Each transfer of Sale Assets hereunder is being made by the Seller in the ordinary course of its business.

(b) Eligibility of Loans. (i) Schedule I is an accurate and complete listing of all the Sale Assets to be transferred on such Purchase Date and the information contained therein with respect to the identity of such Sale Assets and the amounts owing thereunder is true, correct and complete in all material respects as of each Purchase Date, and (ii) each Loan included in the Sale Assets to be transferred on such date is an Eligible Loan.

(c) No Fraud. Each Loan included in the Sale Assets was originated without any fraud or material misrepresentation by the Seller or, to the best of the Seller’s knowledge, on the part of the related Obligor.

It is understood and agreed that the representations and warranties provided in this Section 4.2 shall survive (x) the sale and assignment or contribution of the Sale Assets to the Buyer and (y) any subsequent transfer of the Sale Assets by the Buyer (including its grant of a security interest in, to and under the Sale Assets pursuant to the Credit Agreement). Upon discovery by the Seller or the Buyer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Trustee, the Administrative Agent and each Lender.

Section 4.3. Representations and Warranties of the Buyer.

The Buyer hereby represents and warrants to the Seller, as of the Effective Date and as of each Purchase Date, that:

(a) Organization and Good Standing. The Buyer has been duly organized, and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all requisite power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority and legal right to acquire and own the Sale Assets.

(b) Due Qualification. The Buyer is duly qualified to do business and is in good standing as a limited liability company, and has obtained all necessary qualifications, licenses and approvals in all jurisdictions in which the conduct of its business requires such qualifications, licenses or approvals.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Buyer (i) has all necessary power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (b) carry out the terms of this Agreement and the other Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the purchase of the Sale Assets on the terms and conditions herein provided. This Agreement and each other Transaction Document to which the Buyer is a party have been duly executed and delivered by the Buyer.

(d) Binding Obligation. This Agreement and each other Transaction Document to which the Buyer is a party constitutes a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Buyer’s organizational documents or any material Contractual Obligation of the Buyer, or (ii) violate any Applicable Law in any material respect.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of the Buyer, threatened against the Buyer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Buyer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Buyer is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g) Consents. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required to be made or obtained by the Buyer for the due execution, delivery and performance by the Buyer of this Agreement and any other Transaction Document to which the Buyer is a party have been obtained.

(h) Value Given. The Buyer has given reasonably equivalent value to the Seller in consideration for the transfer to the Buyer of the Sale Assets as contemplated by this Agreement. No such transfer has been made for or on account of an antecedent debt owed by the Seller to the Buyer, and no such transfer is or may be voidable or subject to avoidance as to the Buyer under any section of the Bankruptcy Code.

ARTICLE V.

COVENANTS

Section 5.1. Affirmative Covenants of the Seller.

From the date hereof until the Collection Date, the Seller hereby covenants and agrees as follows:

(a) Compliance with Laws. The Seller will comply in all material respects with all Applicable Laws applicable to the Seller, including those with respect to the Sale Assets or any part thereof.

(b) Preservation of Organizational Existence. The Seller will preserve and maintain its organizational existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Performance and Compliance with Sale Assets. The Seller will, at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Sale Assets conveyed by it hereunder and all other agreements related to such Sale Assets.

(d) Keeping of Records and Books of Account. The Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Sale Assets conveyed by it in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all or any portion of the Sale Assets.

(e) Protection of Interest in Sale Assets. All Sale Assets acquired by the Buyer from the Seller will be acquired pursuant to and in accordance with the terms of this Agreement and the Seller will (at its own expense) take all action necessary to perfect, protect and more fully evidence the Buyer’s or its assignee’s ownership or security interest in such Sale Assets free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation, (i) with respect to the Loans and that portion of the Sale Assets in which ownership or a security interest may be perfected by filing, maintaining effective financing statements against the Seller in all necessary or appropriate filing offices (including any amendments thereto or assignments thereof), and filing continuation statements, amendments or assignments with respect thereto in such filing offices (including any amendments thereto or assignments thereof), (ii) executing or causing to be executed such other instruments or notices as may be reasonably necessary or appropriate, (iii) subject to Section 13.9 of the Credit Agreement, permit the Buyer or the Administrative Agent or their respective agents or representatives, but no other third party (except for the sole purpose of verifying the Seller’s role as Servicer) to visit the offices of the Seller during normal office hours and upon reasonable notice examine and make copies of all documents, books, records and other information concerning the Sale Assets and discuss matters related thereto with any of the officers or executive employees of the Seller having knowledge of such matters (the Seller shall pay the costs and expenses for all such visits subject to the limits set forth in the Credit Agreement, which shall apply to the combined costs of the Borrower and Lender visits), (iv) indicating to any creditor, purchaser, investor or prospective creditor, purchaser, investor or similar party with a reasonable basis for inquiry that may inquire, that the Seller has conveyed the Sale Assets to the Buyer, and (v) take all additional action that the Buyer, the Trustee or the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Sale Assets.

(f) Deposit of Collections. In the event any payments relating to any Sale Assets are remitted directly to the Seller or any Affiliate of the Seller, the Seller will remit (or will cause all such payments to be remitted) directly to the Collection Account within one (1) Business Day following receipt thereof, and, at all times prior to such remittance, the Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Buyer and the Trustee on behalf of the Secured Parties. Until so deposited, all such Collections shall be held in trust for the Buyer or its assignees by the Seller.

(g) Taxes. The Seller will file all appropriate material tax returns and pay any and all material Taxes required to be filed or paid by the Seller under Applicable Law (other than the amount of any Taxes the validity or amount of which is currently being contested in good faith by appropriate proceedings and with respect to which reserve in accordance with GAAP have been provided on the books of the Seller).

(h) Obligor Notification Forms. The Seller shall furnish each of the Buyer, the Administrative Agent and the Trustee with an appropriate power of attorney to send (at the Buyer’s or the Administrative Agent’s discretion after the occurrence of a Termination Event that has not been otherwise waived) Obligor notification forms to give notice to the Obligors of the Trustee’s interest in the Sale Assets on behalf of the Secured Parties and the obligation to make payments as directed by the Administrative Agent.

(i) Notices. The Seller will furnish to the Buyer and the Administrative Agent:

(i) Income Tax Liability. Within ten (10) Business Days after the receipt by a Responsible Officer of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments to the Tax liability of any “affiliated group” (within the meaning of Section 1504(a)(1) of the Code) of which Seller is a member which equal or exceed $500,000 in the aggregate, telephonic or facsimile notice (confirmed in writing within five (5) Business Days thereafter) specifying the nature of the items giving rise to such adjustments and the amounts thereof;

(ii) Auditors’ Management Letters. Promptly after the receipt thereof, any auditors’ management letters that are received by the Seller;

(iii) Representations and Warranties. Promptly upon a Responsible Officer receiving knowledge of same, the Seller shall notify the Buyer and the Administrative Agent if any representation or warranty set forth in Section 4.1 or Section 4.2 was incorrect in any material respect at the time it was given or deemed to have been given and at the same time deliver to the Buyer and the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances;

(iv) Proceedings. As soon as possible and in any event within three (3) Business Days after a Responsible Officer of the Seller receives notice or obtains knowledge thereof, notice of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, suit or proceeding before any Governmental Authority, domestic or foreign, which could reasonably be expected to have a Material Adverse Effect; provided that notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, suit or proceeding (A) in an amount in excess of $500,000, or (B) affecting the Sale Assets, the Transaction Documents or the Trustee’s interest in the Sale Assets on behalf of the Secured Parties that may result in a loss of $5,000 or greater, shall be required to be reported;

(v) Notice of Material Events. Promptly upon a Responsible Officer becoming aware thereof, notice of any other event or circumstances that, in the reasonable judgment of the Seller, could reasonably be expected to have a Material Adverse Effect; and

(vi) Termination Events. The Seller will provide the Administrative Agent (on behalf of the Buyer) with prompt (and in any event, within one (1) Business Day) written notice of the occurrence of each Termination Event and each Unmatured Termination Event of which a Responsible Officer of the Seller has knowledge or has received notice (other than any notice from the Administrative Agent or a Lender). In addition, no later than five (5) Business Days following a Responsible Officer of the Seller’s knowledge or notice of the occurrence and continuation of any Termination Event or Unmatured Termination Event, the Seller will provide to the Administrative Agent (on behalf of the Buyer) a written statement of a Responsible Officer of the Seller setting forth the details of such event and the action that the Seller proposes to take with respect thereto (unless a similar statement has already been delivered to Administrative Agent pursuant to the Credit Agreement).

(j) Other. The Seller will furnish to the Buyer and the Administrative Agent promptly, from time to time, such other information, documents, records or reports respecting the Sale Assets or the condition or operations, financial or otherwise, of the Seller as the Buyer or the Administrative Agent may from time to time reasonably request in order to protect the interests of the Buyer, the Trustee and the Secured Parties under or as contemplated by this Agreement and the Credit Agreement.

(k) Separate Identity. The Seller acknowledges that the Administrative Agent and the other Secured Parties are entering into the transactions contemplated by this Agreement, the Credit Agreement and the other Transaction Documents in reliance upon the Buyer’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller will take all reasonable steps including, without limitation, all steps that the Administrative Agent and the other Secured Parties may from time to time reasonably request to maintain the Buyer’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller and to make it manifest to third parties that the Buyer is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller agrees that it shall take all other actions necessary on its part to ensure that the Buyer is at all times in compliance with the criteria and the restrictions set forth in Section 5.2(m) of the Credit Agreement.

(l) Cooperation with Requests for Information or Documents. The Seller will cooperate fully with all reasonable requests of the Buyer regarding the provision of any information or documents, necessary or desirable, including the provision of such information or documents in electronic or machine–readable format, to allow each of the Buyer and its assignees to carry out their responsibilities under the Transaction Documents.

Section 5.2. Negative Covenants of the Seller.

From the date hereof until the Collection Date, the Seller hereby covenants and agrees as follows:

(a) Sale Assets Not to be Evidenced by Instruments. The Seller will take no action to cause any Sale Assets conveyed by it that are not, as of the Closing Date or the related Purchase Date, evidenced by an instrument, to be so evidenced except in connection with the enforcement or collection of such Sale Assets.

(b) Security Interests. The Seller will not sell, pledge, assign, transfer, grant, create, incur, assume or suffer to exist any Lien (except for Permitted Liens) on any Sale Assets conveyed by it, whether now existing or hereafter transferred hereunder, or any interest therein. The Seller will promptly notify the Buyer, the Trustee and the Administrative Agent of the existence of any Lien (other than Permitted Liens) on any Sale Assets conveyed by it and the Seller shall defend the right, title and interest of the Buyer and the Trustee, on behalf of the Secured Parties, in, to and under the Sale Assets against all claims of third parties.

(c) Deposits to Collection Account. Except as otherwise contemplated by the Credit Agreement or any other Transaction Document, the Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than Collections in respect of Sale Assets.

(d) Change of Name or Location of Servicing Files. The Seller shall not change its name, move the location of its principal place of business and chief executive office, change its jurisdiction of organization or change the offices where it keeps the records from the location referred to in Section 10.2 unless, in each case, the Seller has given at least thirty (30) days’ written notice to the Buyer, the Administrative Agent, the Backup Servicer and the Trustee and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest (subject to Permitted Liens) of the Buyer and the Trustee, for the benefit of the Secured Parties, in the Sale Assets with respect to Protective Filings; provided that the Seller shall be permitted to change its name to “NewStar Business Credit,

LLC” so long as it provides the Administrative Agent with any documentation reasonably requested by the Administrative Agent in connection with such change and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest (subject to Permitted Liens) of the Buyer and the Trustee, for the benefit of the Secured Parties, in the Sale Assets with respect to Protective Filings.

(e) Accounting of the Purchase. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Sale Assets to the Buyer.

(f) ERISA Matters. The Seller will not establish or permit any ERISA Affiliate to establish any Benefit Plan or Multiemployer Plan.

(g) Extension or Amendment of Sale Assets. The Seller will not, except as otherwise permitted in Section 6.4(a) of the Credit Agreement in connection with its role as Servicer, extend, amend or otherwise modify the material terms of any Loan (including the Related Security).

(h) Credit and Collection Policy. The Seller will not agree to or otherwise permit to occur any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent; provided that the Administrative Agent shall give such consent within five (5) Business Days of its request unless, in the reasonable discretion of the Administrative Agent, the proposed change would be significant enough to warrant further review, in which case the Administrative Agent must notify the Buyer and the Seller that such further review is warranted within five (5) Business Days and shall have ten (10) Business Days from the date of any request to consent to or deny such change to the Credit and Collection Policy. If the Administrative Agent does not respond to a request within the periods referred to within this Section 5.2(h), the Administrative Agent shall be deemed to have provided its prior written consent to the proposed change of the Credit and Collection Policy.

ARTICLE VI.

REPURCHASE OBLIGATION

Section 6.1. Sale Assets Subject to a Warranty Event.

If on any day a Loan is (or becomes) subject to a Warranty Event, the Seller shall, within five (5) Business Days of the earlier of a Responsible Officer of the Seller obtaining actual knowledge of such circumstance or receipt by the Seller from the Buyer, the Servicer or the Administrative Agent of written notice thereof, make a deposit to the Collection Account in immediately available funds in an amount equal to the sum of (a) the Outstanding Loan Balance with respect to such Loan and any interest accrued thereon through the applicable Retransfer Date, and (b) any costs and damages incurred by the Administrative Agent or by any Secured Party in connection with any violation by such Loan of any predatory or abusive lending law (collectively, the “Retransfer Price”).

In the foregoing instance, the Seller shall accept retransfer of each such Loan and any Related Security.

Section 6.2. Repurchase Limitations.

The Seller and Buyer agree that the Seller may only repurchase any Sale Assets from the Buyer (i) in the case of a repurchase or retransfer of any Loan pursuant to Section 6.1, (ii) in the case of a voluntary repurchase pursuant to Section 2.16 of the Credit Agreement or (ii) if such purchase otherwise complies with Section 5.2(m) of the Credit Agreement.

Section 6.3. Retransfer of Sale Assets.

Upon confirmation of the deposit of the Retransfer Price of a Loan subject to a Warranty Event into the Collection Account (the date of such delivery for such Loan, the “Retransfer Date”), the Buyer shall, automatically and without further action be deemed to transfer, assign and set–over to the Seller, without recourse, representation or warranty, all the right, title and interest of the Buyer in, to and under such Loan and all future monies due or to become due with respect thereto and the Related Security (including all Proceeds of such Loan and Recoveries relating thereto, all rights to security for any such Loan and all Proceeds and products of the foregoing). The Buyer shall, at the sole expense of the Seller, execute such documents and instruments of transfer as may be prepared by the Seller, execute such instruments of termination or release in favor of the Buyer with respect to such Loan to be released from the Lien of this Agreement as the Buyer may reasonably request (in recordable form if necessary) and take any other such actions as shall reasonably be requested by the Seller to effect the transfer of such Loan pursuant to this Section 6.3.

ARTICLE VII.

ADDITIONAL RIGHTS AND OBLIGATIONS IN

RESPECT OF THE SALE ASSETS

Section 7.1. Rights of the Buyer.

(a) The Seller hereby authorizes the Buyer and/or its designees or assignees to take any and all steps in the Seller’s name and on behalf of the Seller that the Buyer and/or its designees or assignees determine are necessary or appropriate to collect all amounts due under any and all Sale Assets, including indorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Sale Assets. In the event that the Seller fails to fund any payment obligation under any Loan or Retained Interest, the Buyer, or its assignees under the Credit Agreement, may, in its or their sole discretion, fund any such payment obligation to the related Obligor, and such portion of the applicable Retained Interest shall be automatically transferred and assigned from the Seller to the Buyer as if originally part of the related Sale Assets hereunder.

(b) Except as set forth in Section 6.1 with respect to the retransfer of certain Loans, the Buyer shall have no obligation to account for, replace, substitute or return any Sale Assets to the Seller. The Buyer shall have no obligation to account for or to return Collections, or any interest or other finance charge collected pursuant thereto, to the Seller, irrespective of whether such Collections and charges are in excess of the Purchase Price for such Sale Assets.

(c) The Buyer shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Sale Assets and all of the Buyer’s right, title and interest in, to and under this Agreement, on whatever terms the Buyer shall determine, pursuant to the Credit Agreement or otherwise.

(d) The Buyer shall have the sole right to retain any gains or profits created by buying, selling or holding the Sale Assets and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

Section 7.2. Notice to Administrative Agent.

The Seller agrees that, concurrently with its delivery to the Buyer, copies of all notices, reports, documents and other information required to be delivered by the Seller to the Buyer hereunder shall be delivered by the Seller to the Administrative Agent.

ARTICLE VIII.

[RESERVED.]

ARTICLE IX.

INDEMNIFICATION

Section 9.1. Indemnification by the Seller.

(a) Without limiting any other rights that the Buyer or any assignee of the Buyer (including but not limited to the Secured Parties, the Backup Servicer, the Trustee and Collection Account Bank, or any of such Persons’ respective shareholders, officers, employees, agents, or Affiliates (each an “Indemnified Party”)) may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of an interest in the Sale Assets or in respect of any Sale Assets excluding, however, (a) Indemnified Amounts to the extent resulting from the gross negligence or willful misconduct on the part of the applicable Indemnified Party, (b) disputes among Indemnified Parties, and (c) Indemnified Amounts that have the effect of recourse (except as otherwise provided in Section 6.1 hereof) for uncollectible Transferred Collateral, the creditworthiness of Obligors or for future diminution of value of Transferred Collateral.

(b) Any amounts subject to the indemnification provisions of this Section 9.1 shall be paid by the Seller to the Indemnified Party on the Payment Date at least ten (10) days following such Person’s demand therefor setting forth the basis for such Indemnified Amounts in reasonable detail. If any Indemnified Party receives any Indemnified Amount from the Buyer and is subsequently reimbursed for such amounts by another party, such Indemnified Party hereby agrees to reimburse the Buyer for such reimbursed amounts.

(c) If for any reason the indemnification provided above in this Section 9.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Seller, on the other hand, but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

Section 9.2. Assignment of Indemnities.

The Seller acknowledges that, pursuant to the Credit Agreement, the Buyer will assign its rights of indemnity granted hereunder to the Administrative Agent, each Lender, the Backup Servicer, the Trustee, the Collection Account Bank and any Successor Servicer. Upon such assignment, (i) the Administrative Agent, each Lender, the Backup Servicer, the Trustee, the Collection Account Bank and any Successor Servicer, as applicable, shall have a security interest in all such rights of the Buyer hereunder and may in turn assign such rights as permitted by the Credit Agreement, and (ii) the obligations of the Seller under this Article IX shall inure to the Administrative Agent, each Lender, the Backup Servicer, the Trustee, the Collection Account Bank and any Successor Servicer. The Seller agrees that, upon the occurrence of a Termination Event, the Administrative Agent, each Lender, the Backup Servicer, the Trustee, the Collection Account Bank and any Successor Servicer, or the assignee of any such Person, as applicable, may enforce directly, without joinder of the Buyer, the indemnities set forth in this Article IX.

ARTICLE X.

MISCELLANEOUS

Section 10.1. Amendments and Waivers.

No amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Buyer and the Seller and consented to in writing by the Administrative Agent.

Section 10.2. Notices, Etc.

All notices, reports and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy or electronic mail) and mailed, e-mailed, faxed, transmitted or delivered, as to each party hereto, at its address (or specified address) set forth on Annex A hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by e-mail, when verbal or electronic communication receipt is obtained, or (b) notice by facsimile copy, when verbal communication of receipt is obtained.

Section 10.3. Limitation of Liability.

Notwithstanding any contrary provision set forth herein, no claim may be made by any Person or its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each party hereto hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 10.4. Binding Effect; Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Secured Parties, the Trustee, the Collection Account Bank, the Backup Servicer and any Successor Servicer shall be express third–party beneficiaries of this Agreement to the extent any such party has been assigned rights under this Agreement.

Section 10.5. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON–EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT; PROVIDED THAT THE PARTIES HERETO AGREE THAT IN ORDER TO EFFECTUATE THEIR INTENT THAT THIS AGREEMENT EVIDENCES A SALE, THE DETERMINATION OF WHETHER THE TRANSFER BY THE SELLER OF THE SALE ASSETS CONSTITUTES A SALE OR WHETHER IT CONSTITUTES A GRANT OF A SECURITY INTEREST, BY MEANS OF A PLEDGE OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), INCLUDING WITHOUT LIMITATION §9.109(e) OF THE TEXAS UCC.

Section 10.6. WAIVER OF JURY TRIAL.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS

CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 10.7. Costs, Expenses and Taxes.

(a) In addition to the rights of indemnification granted to the Indemnified Parties under Article IX hereof, the Seller agrees to pay on demand all commercially reasonable costs and expenses of the Buyer or its assignees incurred in connection with the preparation, execution, delivery, third-party administration (such term to include periodic auditing), renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, reasonable expenses for travel and lodging, background checks, auditor fees and the reasonable fees and out–of–pocket expenses of counsel with respect thereto and with respect to advising the Buyer or its assignees as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and out-of-pocket expenses, if any (including reasonable counsel fees and expenses), incurred by the Buyer or its assignees in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

(b) The Seller shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.

(c) The Seller shall pay on demand all other reasonable costs, expenses and Taxes (excluding income taxes) incurred by the Buyer or its assignees in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder, including, without limitation, all costs and expenses incurred by the Buyer or its assignees in connection with periodic audits (subject to the limitations set forth in Section 5.1(e) hereof and Section 13.9 of the Credit Agreement) of the Seller’s books and records.

Section 10.8. No Proceedings.

The Seller hereby agrees that it will not institute against, or join any other Person in instituting against, the Buyer any Insolvency Proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the Collection Date.

Section 10.9. Recourse Against Certain Parties.

(a) Except as otherwise provided in Section 13.11 and Article XIV of the Credit Agreement, no recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Seller as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, officer, employee or director of the Seller, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Seller contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of the Seller, and that no personal liability whatsoever shall attach to or be incurred by any incorporator, officer, employee or director of the Seller, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Seller contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of each incorporator, officer, employee or director of the Seller, or any of them, for breaches by the Seller of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

(b) Except as otherwise provided in Section 13.11 and Article XIV of the Credit Agreement, no recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Buyer as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, officer, employee or director of the Buyer, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Buyer contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the limited liability company obligations of the Buyer, and that no personal liability whatsoever shall attach to or be incurred by any incorporator, officer, employee or director of the Buyer, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Buyer contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of each incorporator, officer, employee or director of the Buyer, or any of them, for breaches by the Buyer of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

Section 10.10. Protection of Right, Title and Interest in the Sale Assets; Further Action Evidencing the Purchase.

(a) The Seller shall cooperate with the Buyer, the Trustee and the Administrative Agent with respect to all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Buyer to the Sale Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the ownership or first priority security interest (subject to Permitted Liens) of the Buyer hereunder to all property comprising the Sale Assets. The Seller shall cooperate fully with the Buyer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 10.10.

(b) The Seller agrees that from time to time, at the Buyer’s expense, it will promptly authorize, execute and deliver all instruments and documents, and take all actions, that the Buyer, the Trustee or the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Loans hereunder and the ownership or first priority perfected security interest (subject to Permitted Liens) granted in the Sale Assets, or to enable the Buyer, the Trustee or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any other Transaction Document.

(c) If the Seller fails to perform any of its obligations hereunder with respect to the maintenance of the perfection and priority (subject to Permitted Liens) of the interests of the Buyer or the Trustee, on behalf of the Secured Parties, in the Sale Assets, the Buyer, the Trustee or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Buyer’s, the Trustee’s or any Secured Party’s costs and expenses incurred in connection therewith shall be payable by the Seller as provided in Article IX. If the Seller fails to perform any of its other obligations hereunder for ten (10) days following receipt of notice from the Buyer or any Secured Party, the Trustee or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Buyer’s, the Trustee’s or any Secured Party’s costs and expenses incurred in connection therewith shall be payable by the Seller as provided in Article IX. The Seller irrevocably authorizes the Administrative Agent at any time and from time to time at the Administrative Agent’s sole discretion and appoints the Administrative Agent as its attorney–in–fact to act on behalf of the Seller (i) to file Protective Filings on behalf of the Seller, as debtor, necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority (subject to Permitted Liens) of the interest of the Buyer or the Trustee, for the benefit of the Secured Parties, in the Sale Assets in the event of an Inconsistent Determination, and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Sale Assets as a financing statement in such offices as the Buyer or the Administrative Agent in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority (subject to Permitted Liens) of the interests of the Buyer or the Trustee, for the benefit of the Secured Parties, in the Sale Assets. This appointment is coupled with an interest and is irrevocable.

Section 10.11. Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement, the Transaction Documents and any other agreements or letters (including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 10.12. Waiver of Setoff.

Neither the Buyer’s or the Seller’s obligations under this Agreement shall be affected by any right of setoff, counterclaim, recoupment, defense or other right such party might have against the other such party, the Administrative Agent, any Lender, the Backup Servicer, the

Trustee and any Successor Servicer or any assignee of such Persons, all of which rights are hereby waived.

Section 10.13. Heading and Exhibits.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 10.14. Confidentiality.

(a) Each of the Buyer and the Seller shall maintain and shall cause each of its employees, directors, officers, members, partners, agents and affiliates to maintain the confidentiality of this Agreement and all information with respect to the other parties, including all information regarding the business of the Buyer and the Seller obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its employees, directors, officers, members, partners, agents and affiliates may (i) disclose such information to its external accountants, attorneys, investors, potential investors, creditors, potential creditors, credit enhancers and potential credit enhancers and the agents and advisors of such Persons (“Excepted Persons”); provided, that each Excepted Person shall be notified of the confidentiality restrictions hereof and shall, as a condition to any such disclosure, agree for the benefit of the parties hereto that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Buyer and the Seller and their affiliates, (ii) disclose the existence of this Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 10.14(a) include, without limitation, all fees and other pricing terms, and all Termination Events. If any Excepted Person discloses any confidential information pursuant to this Section 10.14(a), it shall provide prompt notice thereof to the Buyer or the Seller, as appropriate.

(b) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known (other than through the violation of this Agreement), (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee the disclosing entity or its affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the disclosing entity or an officer, members, partners, director, employer, shareholder or affiliate of any of the foregoing is a party (so long as the disclosing Person provides prompt notice thereof to the applicable party with respect to which such information relates), or (D) in connection with filings with securities exchanges or regulators or disclosure to investors or (iii) any other disclosure authorized by the Buyer or the Seller in the case of information with respect to it.

Section 10.15. Assignment.

Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or the Seller except as permitted by this Section 10.15 and by the Credit Agreement. Simultaneously with the execution and delivery of this Agreement, the Buyer will, pursuant to the Credit Agreement, assign all of its right, title and interest in this Agreement to the Trustee for the benefit of the Secured Parties to which assignment the Seller hereby expressly consents. Upon assignment, the Seller agrees to perform its obligations hereunder for the benefit of the Trustee for the benefit of the Secured Parties and the Trustee, in such capacity, shall be a third party beneficiary hereof. The Trustee on behalf of the Secured Parties upon such assignment may enforce the provisions of this Agreement, exercise the rights of the Buyer and enforce the obligations of the Seller hereunder without joinder of the Buyer.

Section 10.16. No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Buyer or the Seller, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

Section 10.17. Subordination.

The Seller shall have the right to receive, and the Buyer shall make, any and all payments relating to any indebtedness, obligation or claim the Seller may from time to time hold or otherwise have against the Buyer or any assets or properties of the Buyer, whether arising hereunder or otherwise existing; provided that (except with respect to the Servicing Fee) after giving effect to any such payment, the Availability must be greater than or equal to zero and no Termination Event or Unmatured Termination Event shall have occurred and be continuing. The Seller hereby agrees that at any time during which the condition set forth in the proviso of the preceding sentence shall not be satisfied, the Seller shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of the Buyer owing to the Lenders, the Administrative Agent or any other Secured Party under the Credit Agreement.

Section 10.18. Survival of Certain Provisions.

Notwithstanding any provision contained herein to the contrary, the Seller’s representations, covenants and obligations set forth in Articles IV, V, VI, and VII create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Seller pursuant to Articles III and IV, the indemnification provisions of Article IX and the provisions of Sections 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.14 shall be continuing and shall survive any termination of this Agreement.

Section 10.19. Amendment and Restatement.

On the Effective Date, the Original Purchase Agreement shall be amended, restated, replaced and superseded in its entirety. The parties hereto hereby acknowledge and agree that the Liens as granted under the Original Purchase Agreement are in all respects continuing and in full force and effect.

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IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

CORE BUSINESS CREDIT, LLC,
as the Seller

By:	/s/ Paul Martin
Name: Paul Martin
Title: EVP and Chief Credit Officer

CORE BUSINESS FUNDING, LLC, as the Buyer

By:	/s/ Paul Martin
Name: Paul Martin
Title: Secretary